                                                                   EXHIBIT 10.30

                                    SUBLEASE

         THIS SUBLEASE (this "Sublease") is made and entered into as of the _____ day of January 2003, by and between ADVANCED LOGIC RESEARCH, INC., a Delaware corporation (hereinafter called "Sublandlord"), and MAI SYSTEMS CORPORATION, a Delaware corporation (hereinafter called "Subtenant");

                                   WITNESSETH:

         WHEREAS, by that certain Amended and Restated Standard Lease [Single Tenant - Triple Net] dated as of June 21, 1999 (the "Original Prime Lease"), as amended by that certain First Amendment to Lease dated as of January 27, 2000 (the "First Amendment"), a copy of which instruments are attached hereto as Exhibit "A" and by this reference made a part hereof (hereinafter, with all such amendments, called the "Prime Lease"), MSGW CALIFORNIA I, LLC, a Delaware limited liability company (hereinafter, together with its successors and assigns, called "Landlord"), leased to GATEWAY, INC., a Delaware corporation (formerly known as Gateway 2000, Inc.) three (3) buildings (known as Buildings 1, 2 and 3) located in Lake Forest, Orange County, California, which buildings contain, collectively, approximately 150,000 Rentable Square Feet (the "Prime Lease Space").

         WHEREAS, pursuant to that certain Assignment of Lease and Assumption Agreement dated as of June 21, 1999, Gateway, Inc. assigned all of its right, title and interest in and to the Prime Lease to Sublandlord.

         WHEREAS, subject to the consent of Landlord, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, (i) that 25,730 rentable square foot portion of the Prime Lease Space located on the first (1st) and second (2nd) floors of that building (the "Building") located at 26110 Enterprise Way in Lake Forest, Orange County, California which is known as Building 1 (the "Premises"), and (ii) that 1,225 square foot portion of the Prime Lease Space located on the first (1st) floor of the Building (the "Storage Space"; for all purposes under this Sublease other than the payment of Base Rent and other than as may be otherwise expressly set forth in this Sublease the Storage Space shall be included within the term "Premises") all as shown on the floor plans attached to this Sublease as Exhibit "B", all upon the terms and subject to the conditions and provisions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. DEMISE; USE. Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord the Premises for the term and rental and upon the other terms and conditions hereinafter set forth, to be used and occupied by Subtenant solely for the purposes permitted under the Prime Lease and otherwise in compliance with applicable zoning rules, regulations and ordinances and all covenants, conditions and restrictions of record and for no other purpose.

2. TERM. The term of this Sublease shall commence (the "Commencement Date") on the later of (i) February 1, 2003 or (ii) the date upon which this Sublease is fully executed and the Landlord has delivered its consent hereto, and, unless sooner terminated pursuant to the provisions hereof, shall terminate on the earlier of January 31, 2007 and the prior termination of the term of the Prime Lease. As used herein, the phrase "Lease Year" shall mean the twelve calendar month period commencing on the Rent Commencement Date (as hereinafter defined) (or, if the Rent Commencement Date is not the first day of a calendar month, then commencing on the first day of the calendar month during which the Rent Commencement Date occurs) and each anniversary thereof, except that (i) the last Lease Year may not be twelve calendar months and shall terminate on the last day of the term of this Sublease, and (ii) the first Lease Year shall include that period of time from the Commencement Date to and including the Rent Commencement Date.

3.       BASE RENT.

         (a) As used herein, the Rent Commencement Date shall be that date which is the earlier of (i) sixty (60) days following the Commencement Date, and
(ii) that date upon which Subtenant commences its business operations from all or any portion of the Premises, but in no event earlier than April 1, 2003. Commencing upon the Rent Commencement Date, Subtenant shall pay to Sublandlord base annual rental (hereinafter called "Base Rent") for the Premises as follows:

====================================================================================================
                       ANNUAL BASE RENT        ANNUAL BASE RENT (BASED
                      RATE PER RENTABLE       ON 25,730 RENTABLE SQUARE                    MONTHLY
   TIME PERIOD           SQUARE FOOT                     FEET)                          INSTALLMENTS
----------------------------------------------------------------------------------------------------
first Lease Year          $12.00                       $308,760.00                       $25,730.00
------------------------- -------------------------- ----------------------------------- -----------
second Lease Year         $12.36                       $318,022.80                       $26,501.90
------------------------- -------------------------- ----------------------------------- -----------
third Lease Year          $12.73                       $327,542.90                       $27,295.24
------------------------- -------------------------- ----------------------------------- -----------
fourth Lease Year*        $13.11                       $337,320.30                       $28,110.03
====================================================================================================

*Note: Sublandlord and Subtenant acknowledge and agree that as the expiration of the term of this Sublease is January 31, 2007, the fourth Lease Year shall be less than a full twelve (12) calendar month period and accordingly the Annual Base Rent category for such fourth Lease Year as set forth in the schedule above is for explanatory purposes only.

In addition to the foregoing, Subtenant shall pay Base Rent for the Storage Space in an amount equal to $2,700.00 per month throughout the term of this Sublease. In clarification of the foregoing, the Base Rent due and owing for the Storage Space is not reflected in the schedule above. Further, notwithstanding any of the foregoing to the contrary, Subtenant's obligation to pay Base Rent for the Storage Space shall commence upon April 1, 2003.

Annual Base Rent shall be due and payable in twelve equal installments. Each such installment shall be due and payable in advance on the fifth day prior to the first day of each calendar month of the term hereof. Subtenant shall pay the first due monthly installment of Base Rent due under this Lease

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concurrently with the execution of this Sublease by Subtenant. If the term of this Sublease commences on a day other than the first day of a month or ends on a day other than the last day of a month, Base Rent for such month shall be prorated; prorated Base Rent for any such partial first month of the term hereof shall be paid on the date on which the term commences. Concurrently with the full execution and delivery of this Sublease by Subtenant, Subtenant shall pay to Sublandlord the first due installment of monthly Base Rent due and owing under this Sublease, including, without limitation, any and all Base Rent due and owing for the Storage Space.

         (b) All Base Rent and additional rent shall be paid without setoff or deduction whatsoever and shall be paid to Sublandlord at the following address: Real Estate Administration, c/o Gateway, Inc. 610 Gateway Drive Y91, North Sioux City, South Dakota 97049, or at such other place as Sublandlord may designate by notice to Subtenant. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord and Subtenant acknowledge and agree that in the event of a default by Sublandlord, as tenant, under the Prime Lease which remains uncured beyond any applicable notice and cure period and as a result of which the Landlord directs Subtenant in writing (with a copy to Sublandlord) to remit the rent payments under this Sublease directly to the Landlord, then Subtenant shall comply with the direction of Landlord and any sums so paid to Landlord shall be credited against the rent payments due under this Sublease; provided, however, in no event shall the foregoing be deemed to permit the Landlord and Subtenant to modify in any way the obligations of Subtenant under this Sublease (e.g., Landlord shall not be permitted to forgive or waive any obligation of Subtenant under this Sublease without obtaining the consent of Sublandlord, which consent Sublandlord shall be entitled to withhold in its sole and absolute discretion).

         (c) Sublandlord and Subtenant acknowledge and agree that Sublandlord shall provide to Subtenant an abatement against Base Rent due hereunder for the purpose of reimbursing to Subtenant the cost of certain improvements to be performed by Subtenant within the Premises (any such improvements to be otherwise performed at Subtenant's sole cost and expense and in strict accordance with the terms and provisions of this Sublease). Sublandlord and Subtenant acknowledge and agree that so long as Subtenant is not then in default under this Sublease, Subtenant shall be entitled to an abatement of the Base Rent due and owing under this Sublease for the first sixty (60) days of the term of this Sublease following the Rent Commencement Date; provided, however, during such abatement period, Subtenant shall remain responsible to pay any and all amounts due and owing under this Sublease for additional rent due hereunder (including, without limitation, all pass-throughs from the Prime Lease and all utilities provided to the Premises). In addition, notwithstanding the foregoing, in no event shall Subtenant be entitled to any abatement of the Base Rent due and owing under this Lease with respect to the Storage Space, which Base Rent shall be due and owing to Sublandlord as of April 1, 2003 as more particularly set forth above.

4.       ADDITIONAL RENT; PAYMENTS; INTEREST.

         (a) Except for "Monthly Base Rent" (as such term is defined in the Prime Lease and for the payment of which Subtenant shall have no obligation under this Sublease), following the Commencement Date Subtenant shall also pay to Sublandlord all other amounts payable by Sublandlord under the Prime Lease which are attributable to the Premises or attributable to Subtenant, its agents, employees, customers or invitees, including without limitation, the Operating Costs (as such term is defined herein). By way of example and not by way of limitation, charges by Landlord for furnishing air conditioning or heating to the Premises at times in addition to those certain times specified in the Prime Lease, costs incurred by Landlord in repairing damage to the Building caused by an employee of Subtenant, increased insurance premiums due as a result of Subtenant's use of the Premises, and amounts expended or incurred by Landlord on account of any default by Subtenant which gives rise to a default under the Prime Lease would be amounts payable by Subtenant pursuant to this Subsection 4(a).

         (b) Each amount due to pursuant to Subsection 4(a) above and each other amount payable by Subtenant hereunder, unless a date for payment of such amount is provided for elsewhere in this Sublease, shall be due and payable on the fifth day following the date on which Landlord or Sublandlord has given notice to Subtenant of the amount thereof, but in no event later than the date on which any such amount is due and payable under the Prime Lease.

         (c) All amounts other than Base Rent payable to Sublandlord under this Sublease shall be deemed to be additional rent due under this Sublease. All past due installments of Base Rent and additional rent shall bear interest from the date due until paid at the rate per annum equal to five percent (5%) in excess of the Prime Rate (as hereinafter defined) in effect from time to time, which rate shall change from time to time as of the effective date of each change in the Prime Rate, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged. For the purposes of this Sublease, (i) the term "Prime Rate" shall mean the rate of interest announced from time to time by Bank One, N.A. as its prime or corporate base rate, and (ii) any and all amounts due and owing under this Sublease by Subtenant shall not be deemed to be "past due" until such failure to pay continues for a period in excess of five (5) days following the date same is otherwise due under this Lease.

         (d) Subtenant shall pay Landlord on the due dates for services requested by Subtenant which are billed by Landlord directly to Subtenant rather than Sublandlord.

         (e) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

         (1) "Operating Costs" shall mean (a) Operating Expenses (as defined in Paragraph 6 of the Prime Lease, which Sublandlord and Subtenant acknowledge and agree shall mean, collectively, Common Area Operating Expenses and Building Operating Expenses, as defined in the Prime Lease) charged by Landlord to Sublandlord pursuant to Paragraph 6 of the Prime Lease, and (b) Real Property Taxes (as defined in paragraph 12 of the Prime Lease) charged by Landlord to Sublandlord pursuant to Paragraph 12 of the Prime Lease.

         (2) "Subtenant's Percentage Share" for purposes of Tenant's Common Area Percentage (as defined in the Prime Lease) shall mean 17.97% and "Subtenant's Percentage Share" for purposes of Tenant's Building Percentage (as defined in the Prime Lease) shall mean 53.99%. Sublandlord and Subtenant acknowledge and agree that at such time as such Percentage Shares are being applied to Operating Costs, Sublandlord shall calculate the amounts owed by Subtenant hereunder by applying the appropriate Percentage Share to Common Area Operating Expenses or Building Operating Expenses, as the case may be. For purposes of Real Estate Taxes, the appropriate Percentage Share shall be applied to determine Subtenant's obligations hereunder based on the assessed area which is the basis for the calculation of Real Estate Taxes under the Prime Lease. In addition to the Base Rent payable pursuant to Section 3 above, from and after the Commencement Date, for each calendar year of the term, Subtenant, as additional rent, shall pay Subtenant's Percentage Share of the Operating Costs payable by Sublandlord for the then current calendar year. Sublandlord shall give Subtenant written notice of Sublandlord's estimate of the amount of additional rent per month payable pursuant to this Subsection for each calendar year promptly following the Sublandlord's receipt of Landlord's estimate of the Operating Costs payable under the Prime Lease. Thereafter, the additional rent payable pursuant to this Subsection shall be determined and adjusted in accordance with the provisions below.

         (f) The determination and adjustment of additional rent contemplated under Subsection 4(e) above shall be made in accordance with the following procedures:

         (1) Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Prime Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of additional rent payable under Subsection 4(e) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord's estimate may change from time to time), together with a copy of the statement received from Landlord. Sublandlord's estimate of additional rent to be paid by Subtenant pursuant to this Sublease shall not exceed Subtenant's Percentage Share of Landlord's estimate delivered to Sublandlord pursuant to the Prime Lease (as Landlord's estimate may change from time to time). On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as additional rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.

         (2) In the event Sublandlord's notice set forth in Subsection 4(f)(1) is not given in December of the calendar year preceding the calendar year for which Sublandlord's notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such additional rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

         (3) Within thirty (30) days after the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 4(f) hereof for the calendar year just ended, together with a copy of the statement received by Sublandlord from Landlord. If on the basis of such statement Subtenant owes an amount that is less than the estimated payments for the calendar year just ended previously paid by Subtenant, Sublandlord shall credit such excess to the next payments of rent coming due or, if the term of this Sublease is about to expire, promptly refund such excess to Subtenant. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.

         (4) For partial calendar years during the term of this Sublease, the amount of additional rent payable pursuant to Subsection 4(f) that is applicable to that partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Sublease to 365. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to this Section 4, and such obligations shall survive and remain to be performed after any expiration or earlier termination of this Sublease.

5.       CONDITION OF PREMISES AND CONSTRUCTION OF IMPROVEMENTS.

         Except as may be otherwise expressly set forth in this Sublease, Subtenant hereby acknowledges and agrees that it is to demise the Premises in an "as-is" condition and Subtenant's taking possession of the Premises shall be conclusive evidence as against Subtenant that the Premises were in good order and satisfactory condition when Subtenant took possession. No promise of Sublandlord to alter, remodel or improve the Premises has been made by Sublandlord (or any other party taking by, through or under Sublandlord) to Subtenant, and no representation respecting the condition of the Premises have been made by Sublandlord (or any other party taking by, through or under Sublandlord) to Subtenant except as may be otherwise expressly set forth in this Sublease. Subtenant hereby represents and warrants that it has made any and all inspections of the Premises it deems necessary to satisfy itself with respect to all aspects of the conditions thereof; provided, however, to the actual knowledge of Sublandlord (without investigation or inquiry), the plumbing, electrical, heating and cooling systems servicing the Premises are in working order as of the date this Sublease is executed by Sublandlord. Upon the expiration of the term hereof, or upon any earlier termination of the term hereof or of Subtenant's right to possession, Subtenant shall surrender the Premises in at least as good condition as at the commencement of the term of this Sublease, ordinary wear and tear excepted.

6.       THE PRIME LEASE.

         (a) Sublandlord hereby represents and warrants that as of the date this Sublease is executed by Sublandlord, (i) Sublandlord has not received any notice of default under the Prime Lease from Landlord that remains uncured, and
(ii) Sublandlord has not given a notice of default to Landlord under the terms of the Prime Lease that remains uncured. This Sublease and all rights of Subtenant hereunder and with respect to the Premises are subject to the terms, conditions and provisions of the Prime Lease. Subtenant hereby assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Sublandlord's obligations, covenants, agreements and liabilities under the Prime Lease and all terms, conditions, provisions and restrictions contained in the Prime Lease except:

         (i) for the payment of "Monthly Base Rent" (as such term is defined in the Prime Lease);

         (ii) that Subtenant shall not have any obligations to construct or install tenant improvements except as may be provided herein; and

         (iii) that the following provisions of the Prime Lease do not apply to this Sublease: any provisions in the Prime Lease allowing or purporting to allow Sublandlord any rent concessions or abatements or construction allowances, any provisions allowing Sublandlord to extend or renew the term of the Prime Lease (including, without limitation, Paragraph 3(b) of the Prime Lease), any provisions of the Prime Lease providing for any representations and/or warranties with respect to Hazardous Materials (including, without limitation, Paragraph 8(d) of the Prime Lease), any provisions relating to warranties regarding improvements within the Premises (including, without limitation, Paragraph 14(d) of the Prime Lease), any rights granted to terminate the Prime Lease due to an interruption in utilities (including, without limitation, Paragraph 17 of the Prime Lease, any provisions permitting any right of self-help, offset or termination in the event of any default by Landlord under the terms and provisions of the Prime Lease (including, without limitation, the provisions of the last paragraph of Paragraph 23 of the Prime Lease), any rights to install signage without obtaining the consent of the Sublandlord and/or Landlord (including, without limitation, Paragraph 34 of the Prime Lease), any option to purchase the Building or other real property (including, without limitation, Paragraphs 41, 43 and 44 of the Prime Lease), any option to lease additional premises (including, without limitation, Paragraph 42 of the Prime Lease) and any right to terminate the Prime Lease (including, without limitation, Paragraph 47 of the Prime Lease), any rights granted for the use of the roof of the Building (including, without limitation, Paragraph 48 of the Prime Lease), any right to install a generator (including, without limitation, Paragraph 49 of the Prime Lease) and any provisions of the Work Letter Agreement attached to the Prime Lease as Exhibit C thereto.

         (b)      Without limitation of the foregoing:

         (i) Subtenant shall not make any changes, alterations or additions in or to the Premises except as otherwise expressly provided herein. In connection therewith, Sublandlord and Subtenant acknowledge and agree that Subtenant may desire to make certain alterations, additions and/or improvements to the Premises following its occupancy thereof. In connection with such work (hereinafter referred to as the "Subtenant Work"), such work shall be performed at the sole cost and expense of Subtenant and shall strictly conform to all the terms and provisions of the Prime Lease. In connection with Subtenant's Work, Sublandlord and Subtenant acknowledge and agree that attached hereto as Exhibit "C" is a floor plan layout of the Premises which depicts the work which Subtenant desires to perform in the Premises. Sublandlord hereby consents to such floor plan layout, provided, however (i) such consent shall not limit or restrict the obligation of Subtenant to obtain the consent of Landlord and Sublandlord to all other aspects of such work, including, without limitation, the plans and specifications therefor, the contractors performing same and any other item which is required to be approved by Landlord and/or Sublandlord pursuant to the terms and provisions of the Prime Lease and/or this Sublease (and Subtenant acknowledges and agrees that such work shall require such consent),
         (ii) Subtenant shall be required to perform all such work in strict compliance with the terms and provisions of the Prime Lease and this Sublease, (iii) all such work shall be done at Subtenant's sole cost and expense, and (iv) Subtenant hereby covenants and agrees that Subtenant shall be responsible, at Subtenant's sole cost and expense, to remove such items of Subtenant's Work as reasonably required by Landlord and/or Sublandlord (as to Sublandlord, Sublandlord hereby covenants and agrees that within a reasonable period of time following Sublandlord's review of the construction plans and specifications for Subtenant's Work, Sublandlord shall notify Subtenant of those items of Subtenant's Work which shall be required to be removed at the end of the term of this Sublease) and Subtenant shall also be responsible to repair any damage to the Premises arising as a result of the removal of same. Subtenant shall obtain the written approval of both the Landlord and Sublandlord with respect to any and all aspects of the Subtenant Work prior to commencing same. Sublandlord hereby covenants and agrees that it shall not unreasonably withhold, condition or delay its consent to any such alterations, additions and/or improvements to the Premises desired to be made by Subtenant. Notwithstanding anything in this Sublease to the contrary, Subtenant hereby acknowledges and agrees that in no event shall it have the right to install any access way or doorway from the Storage Space to the lobby of the Building;

         (ii) If Subtenant desires to take any other action and the Prime Lease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord. Sublandlord may condition its consent on the consent of Landlord being obtained and may require Subtenant to contact Landlord directly for such consent;

         (iii) All rights given to Landlord and its agents and representatives by the Prime Lease to enter the Premises shall inure to the benefit of Sublandlord and their respective agents and representatives with respect to the Premises, and Subtenant shall also have all the rights, and all privileges, options, reservations and remedies, granted or allowed to, or held by, Sublandlord, as Tenant, under the Prime Lease, all of which rights, privileges, options, reservations and remedies in favor of Subtenant shall be limited as set forth in this Sublease;

         (iv) Sublandlord shall also have all other rights, and all privileges, options, reservations and remedies, granted or allowed to, or held by, Landlord under the Prime Lease;

         (v) Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease. All policies of liability insurance shall name as additional insureds the Landlord and Sublandlord and their respective officers, directors or partners, as the case may be, and the respective agents and employees of each of them; and

         (vi) Subtenant shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be canceled or terminated.

         (c) Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary, Sublandlord and Subtenant hereby agree as follows:

         (i) Subtenant shall not, without the prior written consent of Sublandlord, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Sublease or any interest of Subtenant in this Sublease, by operation of law or otherwise, or permit the use of the Premises or any part thereof by any persons other than Subtenant and Subtenant's employees, or sublet the Premises or any part thereof. Sublandlord shall not unreasonably withhold, condition or delay its consent to any such transfer if (1) Subtenant is not then in default under any of the terms and conditions of this Sublease, (2) the proposed transferee is sufficiently creditworthy, in Sublandlord's sole determination, (3) the proposed transferee is not a competitor of Sublandlord or is a governmental agency, and (4) the proposed transferee has experience and reputation which is satisfactory to Sublandlord (the foregoing reasons are not meant to be an exhaustive list of the bases upon which Sublandlord may withhold its consent to such a transfer).
         (B) Notwithstanding the foregoing, in no event shall Subtenant be obligated to obtain the consent of Sublandlord in connection with any sub-sublet of all or any portion of the Premises to any entity which is in control of, under common control, or controlled by, Subtenant (any such entity is referred to herein as an "Affiliate") or an assignment of Subtenant's interest hereunder to any Affiliate of Subtenant or in connection with the merger, consolidation or reorganization of Subtenant with any other entity or the sale of all or substantially all of Subtenant's stock or assets provided the following conditions are met: (1) to the extent that the Landlord's consent under the Prime Lease is required in connection with such a transfer, Subtenant obtains same at its sole cost and expense and provides evidence of same to Sublandlord, (2) Subtenant provides written notice to Sublandlord and Landlord not less than ten (10) business days prior to the effectiveness of such transfer, (3) in the case of a sub-sublet or actual assignment of this Sublease (as opposed to a transfer by operation of law, such as a merger), such sub-subtenant or assignee enters into an agreement in form and content reasonably satisfactory to Sublandlord assuming all of the obligations of the Subtenant hereunder, whether accruing prior to or after the effectiveness of the transfer,
         (4) there is no release of the Subtenant in connection with any such transfer, and (5) the net worth of the Subtenant entity which is liable for the terms and provisions of this Sublease immediately following such transfer is not less than the net worth of the Subtenant entity immediately prior to the transfer, and (6) no default has occurred under this Sublease beyond applicable notice and cure periods (the transfers noted in this clause (B) are referred to herein as "Permitted Transfers"). (C) Further, other than in connection with any Permitted Transfers, in the event of any assignment of this Sublease or sub-sublease of the Premises by Subtenant, Subtenant shall pay to Sublandlord fifty percent (50%) of any consideration received by Subtenant for such assignment or sub-sublease, as the case may be, in excess of the rent payable under this Sublease, such payment to be provided to Sublandlord no later than thirty (30) days after the determination thereof and the date such excess rent is received by Subtenant;

         (ii) neither rental nor other payments hereunder shall abate by reason of any damage to or destruction of the Premises or the Building or any part thereof, unless, and then only to the extent that, rental and such other payments actually abate under the Prime Lease with respect to the Premises on account of such event;

         (iii) Sublandlord and Subtenant acknowledge and agree that in the event the Prime Lease permits Sublandlord, as the tenant thereunder, to terminate the Prime Lease in the event of any casualty to the Premises, then in no event shall Subtenant have the right to exercise any such termination rights under this Sublease, except that in the event Sublandlord, as the tenant under the Prime Lease, elects to so exercise such termination rights, then this Sublease shall terminate at the same time and in the same manner as the Prime Lease;

         (iv) Subtenant shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any portion of the Building, the premises subject to the Prime Lease or the Premises;

         (v) Subtenant shall not have any right to exercise or have Sublandlord exercise any option under the Prime Lease, including, without limitation, any option to extend the term of the Prime Lease or lease additional space; and

         (vi) In the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control.

         (d) It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations, warranties or indemnifications, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use reasonable efforts, at Subtenant's sole cost and expense, to obtain the same from Landlord. Sublandlord shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease. Sublandlord and Subtenant acknowledge and agree that any repair, maintenance and/or replacement obligations with respect to the Premises which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed by Subtenant at Subtenant's sole cost and expense. In the event that a condition exists in the Premises that Landlord is obligated to repair under the terms of the Prime Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Landlord thereof. At Subtenant's request, in the event that Landlord fails to fulfill any repair or maintenance obligation under the terms of the Prime Lease with respect to the Premises, Sublandlord shall use its reasonable efforts to have Landlord fulfill such repair and maintenance obligations, all of which reasonable efforts shall at be Subtenant's sole cost and expense. Further, in the event that Subtenant is in occupancy of any portion of the Premises which is in a building with a multi-tenant occupancy, in connection with any repairs and maintenance to the Premises contained in such a multi-tenant building which are Sublandlord's responsibility under the Prime Lease and do not relate solely to the Premises (such as, by way of example and not of limitation, HVAC maintenance and repair, elevator maintenance and repair, fire alarm monitoring, backflow testing, pest exterminator, utilities, scavenger service, generator and UPS service, etc.), then Sublandlord shall be responsible to perform same and the reasonable costs so incurred by Sublandlord in connection therewith shall be reimbursed by Subtenant to Sublandlord within ten (10) days following Sublandlord's written invoice therefor. All such amounts which are payable by Subtenant hereunder shall be deemed additional rent due under this Sublease.

         (e) Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord, except the agreements of Subtenant in Sections 10 and 11 hereof in favor of Landlord, and then only to the extent of the same.

7.       DEFAULT BY SUBTENANT.

         (a)      Upon the happening of any of the following:

         (i) Subtenant fails to pay any Base Rent within five (5) days after the date it is due;

         (ii) Subtenant fails to pay any other amount due from Subtenant hereunder and such failure continues for fifteen (15) days after notice thereof from Sublandlord to Subtenant;

         (iii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for thirty (30) days after notice thereof from Sublandlord to Subtenant; or

         (iv) any other event occurs which involves Subtenant or the Premises and which would constitute a default under the Prime Lease if it involved Sublandlord or the Prime Lease Space and such default is not cured within the lesser of (a) thirty (30) days after notice thereof from Sublandlord to Subtenant, or (b) such period of time as permitted under the Prime Lease to cure such default.

         Subtenant shall be deemed to be in default hereunder, and Sublandlord may exercise, without limitation of any other rights and remedies available to it hereunder or at law or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Sublandlord thereunder.

         (b) In the event Subtenant fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Subtenant, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses and attorneys' fees incurred by Sublandlord in connection therewith, shall be additional rent hereunder.

8. NONWAIVER. Failure of Sublandlord to declare any default or delay in taking any action in connection therewith shall not waive such default. No receipt of moneys by Sublandlord from Subtenant after the termination in any way of the term or of Subtenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the term or affect any notice given to Subtenant or any suit commenced or judgment entered prior to receipt of such moneys.

9. CUMULATIVE RIGHTS AND REMEDIES. All rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

10.      WAIVER OF CLAIMS AND INDEMNITY.

         (a) Subtenant hereby releases and waives any and all claims against Landlord and Sublandlord and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in or about the Building or the Premises by Subtenant other than by reason of gross negligence or willful misconduct and except in any case which would render this release and waiver void under law.

         (b) Subtenant agrees to indemnify, defend and hold harmless Landlord and its beneficiaries, Sublandlord and the managing agent of the Building and each of their respective officers, directors, partners, agents and employees, from and against any and all claims, demands, costs and expenses of every kind and nature, including attorneys' fees and litigation expenses, arising from Subtenant's occupancy of the Premises, Subtenant's construction of any leasehold improvements in the Premises or from any breach or default on the part of Subtenant in the performance of any agreement or covenant of Subtenant to be performed or performed under this Sublease or pursuant to the terms of this Sublease, or from any act or neglect of Subtenant or its agents, officers, employees, guests, servants, invitees or customers in or about the Premises, except to the extent the liability, costs, damages and/or expenses arise from the intentional or grossly negligent acts of Sublandlord or its agents, contractors or employees. In case any such proceeding is brought against any of said indemnified parties, Subtenant covenants, if requested by Sublandlord, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Sublandlord.

11. WAIVER OF SUBROGATION. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, agents and employees of each of them, and Subtenant hereby waives any and all rights of recovery, claims, actions or causes of action against Landlord and its agents and employees for any loss or damage that may occur to the Premises, or any improvements thereto, or any personal property of any person therein or in the Building, by reason of fire, the elements or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies.

12. BROKERAGE COMMISSIONS. Each party hereby represents and warrants to the other that other than Julien J. Studley, Inc., whose commission shall be payable by Sublandlord) it has had no dealings with any real estate broker or agent in connection with this Sublease, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder's or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

13. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant's assigns. The provisions of Subsection 6(e) and Sections 10 and 11 hereof shall inure to the benefit of the successors and assigns of Landlord.

14. ENTIRE AGREEMENT. This Sublease contains all the terms, covenants, conditions and agreements between Sublandlord and Subtenant relating in any manner to the rental, use and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by Sublandlord and Subtenant.

15.      NOTICES.

         (a) In the event any notice from the Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible, but in any event within twenty-four (24) hours, deliver such notice to Sublandlord if such notice is written or advise Sublandlord thereof by telephone if such notice is oral.

         (b) Notices and demands required or permitted to be given by either party to the other with respect hereto or to the Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid; provided, however, that all notices of default shall be served either by personal delivery with a receipt requested or by overnight air courier service, addressed as follows:

                  if to Sublandlord:        GATEWAY, INC.
                                            Real Estate Administration
                                            610 Gateway Drive Y91
                                            North Sioux City, South Dakota 97049

                                            and

                                            GATEWAY, INC.
                                            14303 Gateway Place
                                            Poway, California 92064
                                            Attn: General Counsel

                  if to Subtenant:          MAI SYSTEMS CORPORATION
                                            26110 Enterprise Way
                                            Lake Forest, CA
                                            Attn:  Chief Financial Officer

                                            and

                                            MAI SYSTEMS CORPORATION
                                            26110 Enterprise Way
                                            Lake Forest, CA
                                            Attn:  General Counsel

Notices and demands shall be deemed to have been given two (2) days after mailing, if mailed, or, if made by personal delivery or by overnight air courier service, then upon such delivery. Either party may change its address for receipt of notices by giving notice to the other party.

16. AUTHORITY OF SUBTENANT, ETC. Subtenant represents and warrants to Sublandlord that this Sublease has been duly authorized, executed and delivered by and on behalf of Subtenant and constitutes the valid, enforceable and binding agreement of Subtenant and of each party constituting Subtenant, each of whom shall be jointly and severally liable hereunder in accordance with the terms hereof.

17. LIMITATION ON LIABILITY. Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, licensees or any other person in the Premises, regardless of how such injury or damage may be caused; provided, however, as to any claims for personal injury, the foregoing shall not limit the liability of Sublandlord with respect to any personal injury caused by the intentional or grossly negligent acts of Sublandlord or its agents, contractors or employees. Any property of Subtenant kept or stored in the Premises shall be kept or stored at the sole risk of Subtenant. Subtenant shall hold Sublandlord harmless from any claims arising out of any personal injury or property damage occurring in the Premises, including subrogation claims by Subtenant's insurance carrier(s).

18. CONSENTS AND APPROVALS. In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Prime Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Prime Lease and Landlord has consented to or approved of such matter. If Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being agreed that Subtenant's sole remedy in connection with an alleged wrongful refusal or failure to approve or consent shall be an action for injunction or specific performance shall be available only in those cases where Sublandlord shall have expressly agreed in this Sublease not to unreasonably withhold or delay its consent.

19. CONSENT OF LANDLORD. The obligations of Sublandlord and Subtenant under this Sublease are conditioned and contingent upon the Landlord consenting hereto. In the event Landlord's consent is not obtained within thirty (30) days after the date hereof, this Sublease shall automatically terminate and become null and void, Sublandlord shall return any security deposit and/or any other rent or other consideration paid by Subtenant which has not otherwise been appropriately applied to the payment of Base Rent or other amounts due hereunder, and neither Sublandlord nor Subtenant shall have any further obligations or liability hereunder or to each other with respect to the Premises. Following the full execution and delivery of this Sublease, Sublandlord shall submit this Sublease to Landlord for its consent hereto and Sublandlord shall use its commercially reasonable efforts to obtain such consent from the Landlord to this Sublease thereafter.

20. EXAMINATION. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option for the Premises or in any manner bind Sublandlord, and no lease, sublease or obligation on Sublandlord shall arise until this instrument is signed and delivered by Sublandlord and Subtenant and the consent of Landlord is obtained as described in Section 19 above.

21. SECURITY DEPOSIT. Subtenant concurrently with the execution of this Sublease, shall deposit with Sublandlord the sum of $103,800.00 (which Sublandlord and Subtenant acknowledge and agree is equal to three (3) months' gross rent due under this Sublease) as security for the faithful performance by Subtenant of all terms, covenants and conditions of this Sublease. Upon the first anniversary of the Rent Commencement Date, so long as Subtenant has not been in default under this Sublease at any time during the term of this Sublease and so long as Subtenant has paid the rent due hereunder on a timely basis during the entire term of this Sublease prior to such date, then Subtenant shall be entitled to a reduction in the security deposit so that Sublandlord is holding a security deposit equal to $69,200.00 (which is equal to two (2) months' gross rent). Upon Sublandlord's receipt of Subtenant's written request therefore following the first anniversary of the Rent Commencement Date, so long as Subtenant is then entitled to such a reduction in the security deposit, Sublandlord shall return such amount of the security deposit then held by Sublandlord so as to cause Sublandlord to hold a security deposit equal to $69,200.00. Such security deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all terms, covenants and conditions of this Sublease. Subtenant agrees that Sublandlord may apply the security deposit to remedy any failure by Subtenant to repair or maintain the Premises or to perform any other terms, covenants and conditions contained herein or make any payment owing hereunder, all following the expiration of applicable notice and cure periods. If Subtenant has kept and performed all terms, covenants and conditions of this Sublease during the term, Sublandlord will, within thirty
(30) days after the expiration hereof, promptly return the security deposit to Subtenant or the last permitted assignee of Subtenant's interest hereunder. Should Sublandlord use any portion of the security deposit to cure any default by Subtenant hereunder, Subtenant shall forthwith replenish the security deposit to the original amount. Sublandlord shall not be required to keep the security deposit separate from its general funds, and Subtenant shall not be entitled to interest on any such deposit.

22. FURNITURE. So long as Subtenant is not in default under this Sublease beyond applicable notice and cure periods, Subtenant shall use the furniture, fixtures and equipment located within the Premises and scheduled on the schedule attached to this Sublease as Exhibit "D" (the "FFE") at no cost during the term of this Sublease including any extensions or renewals thereof. Immediately prior to the expiration of the initial term of this Sublease (i.e., January 31, 2007), so long as Subtenant is not in default under this Sublease, Sublandlord shall convey all of its right, title and interest in and to the FFE to Subtenant by virtue of a bill of sale in the form attached to this Sublease as Exhibit "E" to convey all of Sublandlord's interest in and to such FFE to Subtenant. Sublandlord and Subtenant acknowledge and agree that such conveyance by Sublandlord shall be without representation or warranty of any kind to Subtenant, including, without limitation, any warranties of merchantability, fitness for a particular purpose or any other thing or nature whatsoever. During the term of this Sublease, including any extensions or renewals thereof. Subtenant shall be responsible to maintain such FFE in good condition and repair, reasonable wear and tear excepted, at Subtenant's sole cost and expense. Subtenant further acknowledges and agrees that Sublandlord is providing such FFE to Subtenant in its "as-is" condition and is not making any representation or warranty with respect to its condition to Subtenant hereunder. Following the expiration of the term of this Sublease, or the earlier termination of this Sublease during the Extension Term (as hereinafter defined), Subtenant shall be responsible to remove all of such FFE from the Premises and repair any damage to the Premises or the Building resulting therefrom.

23. PARKING. During the term of this Sublease, so long as Subtenant is not in default under this Sublease, Subtenant and its employees shall be entitled to use Subtenant's Percentage Share (for the Common Area Percentage) of the parking rights granted to Sublandlord as tenant, under the Prime Lease. Subtenant acknowledges and agrees that its right to use such parking area shall be upon the terms and conditions set forth in the Prime Lease, including, without limitation, any and all rules and regulations promulgated by Landlord with respect thereto.

24. OPTION TO EXTEND. Sublandlord and Subtenant acknowledge and agree that Subtenant shall have the right to extend the term (the "Extension Term") of this Sublease through January 31, 2012 (which is the expiration of the term of the Prime Lease) upon the following terms and conditions: (i) Subtenant shall provide Sublandlord with prior written notice of Subtenant's election to so extend the term of this

Sublease no later than April 30, 2006, time being of the essence; (ii) all of the terms and conditions of such Extension Term shall be the same as during the initial term of this Sublease except that the Base Rent shall be equal to either
(a) if Subtenant provides written notice to Sublandlord of its election to so extend the term of the Sublease prior to April 1, 2004, then the Base Rent for the first year of the extension term shall be equal to $13.50 per square feet and shall increase by three percent (3%) each year thereafter, or (b) if Subtenant fails to provide its notice to so extend the term of this Sublease prior to April 1, 2004 then the Base Rent during the extension term shall be equal to the greater of (x) the Base Rent structure as noted in clause (a) above, or (y) the then current fair market rental rate for the Premises as agreed to between Sublandlord and Subtenant in their reasonable and good faith determination (if Sublandlord and Subtenant are unable to agree upon the then current fair market rental rate for the Premises within thirty (30) days following Sublandlord's receipt of Subtenant's receipt of Subtenant's exercise of its option to extend the Sublease term as set forth herein, then the parties shall submit such dispute to arbitration in accordance with the then current rules of the American Arbitration Association in order to resolve such dispute, with each party bearing one-half (1/2) of the cost of such arbitration); (iii) Subtenant shall have no right to extend the term of this Sublease (a) if upon the exercise thereof by Subtenant and/or on the date upon which such Extension Term is to begin Subtenant is in default under this Sublease and/or (b) if Subtenant has assigned this Sublease or sublet all or any portion of the Premises to any party.

25. QUIET ENJOYMENT. So long as Subtenant shall observe and perform all the covenants and agreements of Subtenant set forth in this Sublease, subject to the terms and conditions of this Sublease, Sublandlord or any other party claiming by, through or under Sublandlord shall do any act or perform any thing which would materially adversely affect Subtenant's peaceful and quiet enjoyment and possession of the Premises.

26. SIGNAGE. Subject to all the terms and conditions of this Sublease and the Prime Lease, Subtenant shall have the right to install interior signage within the Premises as permitted Sublandlord, as tenant, under the Prime Lease, and Subtenant shall further be permitted to utilize fifty percent (50%) of the exterior building signage permitted Sublandlord, as tenant under the Prime Lease subject to obtaining any and all governmental and other approvals and obtaining Landlord's and Sublandlord's consent thereto. Subtenant's right to so install such signage shall be at Subtenant's sole cost and expense and shall require the prior written consent of Sublandlord and Landlord as to the design, size, location and manner of installation of same, and Sublandlord hereby covenants and agrees that it shall not unreasonably withhold, condition or delay such consent. Upon the expiration of the term of this Sublease or the earlier termination hereof, Subtenant shall be responsible to remove any such signage and repair any damage caused by same. Such agreement by Subtenant shall survive the expiration of the term of this Sublease or the earlier expiration hereof.

27. FUTURETRADE CONTINGENCY. Sublandlord and Subtenant acknowledge and agree that in order for Subtenant to obtain possession of the Storage Space, Sublandlord must obtain an amendment to the sublease for Futuretrade, another occupant of the Prime Lease Space. This Sublease is contingent upon the full execution and delivery of such an amendment to the Futuretrade sublease providing for the surrender by Futuretrade of the Storage Space on terms and conditions satisfactory to Sublandlord, in its sole and absolute discretion.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date aforesaid.

                                           SUBLANDLORD:

                                           ADVANCED LOGIC RESEARCH, INC., a
                                           Delaware corporation

ATTEST:

                                             By:________________________________
                                            Its:________________________________

STATE OF                      )
                              )  SS:
COUNTY OF                     )

         On this ____ day of _________________, 20__, before me, the undersigned Notary Public in and for said County and State, personally appeared ____________________, _______________________ of __________________________, a
___________________ who executed the foregoing instrument on behalf of said corporation for the purposes therein expressed. He is personally known to me and did not take an oath. In witness whereof, I have hereunto set my hand and official seal the day and year last above written.

Notary Public
Printed/Typed Name:_____________________
Commission No.:________________________
My commission expires:__________________

                                           SUBTENANT:

                                           MAI SYSTEMS CORPORATION, a
                                           Delaware corporation

ATTEST:

                                             By:________________________________
                                            Its:________________________________

STATE OF______________________)
                              )  SS:
COUNTY OF_________________)

         On this ____ day of _________________, 20__, before me, the undersigned Notary Public in and for said County and State, personally appeared James W. Dolan as Chief Financial and Operating Officer of MAI Systems Corporation, a Delaware corporation, who executed the foregoing instrument on behalf of said corporation for the purposes therein expressed. He is personally known to me and did not take an oath. In witness whereof, I have hereunto set my hand and official seal the day and year last above written.

Notary Public
Printed/Typed Name:_______________________
Commission No.:__________________________
My commission expires:____________________

                                    EXHIBIT A

                                   PRIME LEASE

                                    EXHIBIT B

                                   FLOOR PLANS

                                   EXHIBIT "C"
                                FLOOR PLAN LAYOUT

                                   EXHIBIT "D"
                              SCHEDULE OF FURNITURE

                                   EXHIBIT "E"
                              FORM OF BILL OF SALE

         This Bill of Sale is made and entered into this _______________ day of _________, 20__ by and between ADVANCED LOGIC RESEARCH, INC. ("Seller") and MAI SYSTEMS CORPORATION ("Buyer"), in connection with that certain Sublease dated January __, 2003 by and between the Seller and the Buyer (the "Sublease").

For the consideration of Ten Dollars ($10.00) paid and in hand, and for other good and valuable consideration, receipt and sufficiency of which are acknowledged, Seller does hereby sell, assign, transfer and deliver to Buyer, here present and accepting, the tangible personal property set forth in Exhibit A attached hereto and made a part hereof (the "Assets") to have and to hold unto Buyer, its successors and assigns, forever.

PURSUANT TO THE SUBLEASE, THE ASSETS ARE SOLD AND DELIVERED, AND BUYER ACKNOWLEDGES ACCEPTANCE OF THE ASSETS, IN THEIR CURRENTLY EXISTING "AS IS" CONDITION. ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF QUALITY, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE ARE HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED, AND BUYER EXPRESSLY RELEASES AND RELIEVES SELLER, ITS EMPLOYEES AND AGENTS FROM ANY AND ALL LIABILITY WITH RESPECT THERETO.

The parties have executed this Bill of Sale as of the date shown above.

SELLER:                                ADVANCED LOGIC RESEARCH, INC.

                                       By:      _______________________________
                                       Its:     _______________________________

BUYER:                                 MAI SYSTEMS CORPORATION

                                       By:      _______________________________
                                       Its:     _______________________________

                                       23